Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-266733) pertaining to the Satellogic Inc. 2021 Incentive Compensation Plan,
(2)Registration Statement (Form S-8 No. 333-269552) pertaining to the Satellogic Inc. 2021 Incentive Compensation Plan,
(3)Registration Statement (Form 424B5 No. 333-283719) of Satellogic, Inc, and
(4)Registration Statement (Form S-3MEF No. 333-292940) of Satellogic Inc;

of our report dated March 19, 2026, with respect to the consolidated financial statements of Satellogic Inc. included in this Annual Report (Form 10-K) of Satellogic Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Charlotte, North Carolina
March 19, 2026